Exhibit 5.3


                    Federal-Mogul Corporation




                                    July 9, 1998


Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan 48034

Federal-Mogul Financing Trust
26555 Northwestern Highway
Southfield, Michigan 48034


Ladies and Gentlemen:

           I am Associate General Counsel of Federal-Mogul Corporation, a Michigan corporation (the "Company"). In such capacity, I have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of resales of (i) the 7% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") representing undivided beneficial interests in the assets of the Trust issued pursuant to an amended and restated declaration of trust dated as of December 1, 1997 (the "Declaration") by the trustees and administrators of the Trust, the Company, as trust sponsor, and the holders from time to time of undivided beneficial interests in the Trust, (ii) the 7% Convertible Junior Subordinated Debentures due 2027 (the "Convertible Subordinated Debentures") of the Company issued under an indenture dated as of December 1, 1997, as supplemented by a supplemental indenture dated as of December 1, 1997 (as such indenture is so supplemented, the "Indenture") between the Company and The Bank of New York, as trustee, (iii) the Convertible Preferred Securities Guarantee Agreement dated as of December 1, 1997 (the "Guarantee") executed by the Company and The Bank of New York, as trustee for the benefit of the holders from time to time of the Convertible Preferred Securities, and (iv) the shares of the Company's common stock without par value (the "Common Stock"), into which the Convertible Subordinated Debentures are convertible. The Convertible Preferred Securities, the Convertible Subordinated Debentures, the Guarantee and the Common Stock are being registered under a registration statement of the Company and the Trust (File No. 333-53853) on Form S-3 (the "Registration Statement") under the Act which has been filed with the Securities and Exchange Commission.


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p. 2


           I have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed and (ii) that the certificates representing the Common Stock issuable upon conversion of the Convertible Subordinated Debentures (the "Conversion Shares") conform to the specimens thereof that I have reviewed.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

           1. The Conversion Shares reserved for issuance upon the conversion of the Convertible Subordinated Debentures and the Convertible Preferred Securities have been duly authorized and reserved and, when issued upon such conversion of the Convertible Subordinated Debentures or the Convertible Preferred Securities in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights.

           2. The execution and delivery of the Convertible Subordinated Debentures have been duly authorized by all necessary corporate action of the Company, and the Convertible Subordinated Debentures in global form have been duly executed and delivered by the Company.

           3. The execution and delivery of the Guarantee has been duly authorized by all necessary corporate action of the Company and the Guarantee has been duly executed and delivered by the Company.

           The foregoing opinions are limited to the federal law of the United States of America and the law of the State of Michigan.


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p. 3


           The opinion expressed herein is rendered solely for the benefit of the Company and the Trust in connection with the filing of the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" therein. In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

                  Very truly yours,

                  FEDERAL-MOGUL CORPORATION




                  By    /s/ David M. Sherbin
                    -------------------------------------------
                    David M. Sherbin, Associate General Counsel